UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2009

Date of Report (Date of earliest event reported)

Pacific WebWorks, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26731 (Commission File Number)	87-0627910 (IRS Employer Identification No.)

230 West 400 South, Salt Lake City, Utah 84111

(Address of principal executive offices)

(801) 578-9020

(Registrant’s telephone number, including area code)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

In this current report references to “Pacific WebWorks,” “we,” “us,” and “our” refer to Pacific WebWorks, Inc. and its subsidiaries.

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

In October 2009 Pacific WebWorks made an offer to purchase from its landlord, SRX International, Inc., the office building that currently houses our principal offices and a second commercial building.  We offered to purchase the commercial properties for $1.85 million.  SRX International accepted the offer with the understanding that the transaction would be completed within the calendar year of 2009.  We closed this transaction on December 29, 2009.  Both buildings sit on approximately 0.82 acres of land located in the “central business district” of Salt Lake City, Utah.  We currently occupy one-half of the available 16,000 square feet of our office building located at 230 West 400 South.  The second commercial building adjoins the property located at 244 West 400 South. The 3,000 square foot retail commercial building, which is currently unoccupied, may provide additional space for our future growth.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 29, 2009, Pacific WebWorks completed the acquisition of two commercial buildings and property for the purchase price of $1.85 million, as discussed above in Item 1.01.

Section 8 – Other Events

Item 8.01  Other Events

Legal Proceedings

During November 2009 three lawsuits were filed against Pacific WebWorks in various jurisdictions.  The legal actions allege similar claims related to procedures we use to sell our products in our ordinary course of business.  On November 9, 2009, Barbara Ford filed an action in the Circuit Court of Cook County, Illinois, Chancery Division.  A second action was filed on November 12, 2009, by Deanna Pelletier in the Superior Court of the State of California, County of Solano.  A third action was filed by Lisa Rasmussen on November 20, 2009, in the Superior Court of Washington, Snohomish County.  All three plaintiffs are being represented by the same legal firm and each complaint seeks class action certification.  The complaints allege that Pacific WebWorks committed fraud and used deceptive trade practices in relation to the manner in which Pacific WebWorks charges purchases of its products.  Each action seeks compensatory and punitive damages, plus reasonable costs and attorney fees.  In response to these actions, Pacific WebWorks retained the law firm of Snell and Wilmer as legal counsel to vigorously defend the company in these lawsuits.

On December 7, 2009, Google, Inc. filed a legal action against Pacific WebWorks in the United States District Court of Utah, Central Division.  Google alleged trademark infringement and unfair competition under state and federal law.  On December16, 2009, Google and Pacific WebWorks executed a Memorandum of Understanding under the terms of which  Pacific WebWorks agreed to fully cooperate with Google’s discovery and investigation and cease marketing any products using or violating Google’s trademark.  Discovery in this case is currently ongoing.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2009	PACIFIC WEBWORKS, INC. /s/ Kenneth W. Bell Kenneth W. Bell Chief Executive Officer

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